EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-180313) pertaining to the 2011 Incentive Compensation Plan of Caesarstone Sdot-Yam Ltd. and Registration Statement on Form F-3 (File No. 333-187645), of our report dated May 13, 2014, with respect to the consolidated financial statements of Caesarstone Sdot-Yam Ltd. included in this Annual Report on Form 20-F for the year ended December 31, 2013.
/s/ Kost Forer Gabbay & Kasierer
KOST FORER GABBAY & KASIERER
A Member of Ernst & Young Global

Haifa, Israel
May 13, 2014